SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


  Date of Report (date of earliest event reported):  APRIL 21, 2003



                 WAUSAU-MOSINEE PAPER CORPORATION

      (Exact name of registrant as specified in its charter)



     WISCONSIN                1-13923             39-0690900
     (State or other     (Commission File         (IRS Employer
     jurisdiction of          Number)             Identification
     incorporation)                               Number)


                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099

   (Address of principal executive offices, including Zip Code)

                          (715) 693-4470
        Registrant's telephone number, including area code



             INFORMATION TO BE INCLUDED IN THE REPORT


 ITEM 5.OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 21, 2003, the Company reported net earnings of $1.3 million, or $0.03 per share, for the first quarter ended March 31, 2003, as compared to a net earnings of $3.4 million, or $0.07 per share, for the first quarter of 2002.

     Net sales for the first quarter of 2003 were $239.8 million as compared to $225.9 million in 2002.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

   99.1   Press release dated April 21, 2003

 ITEM 9.  REGULATION FD DISCLOSURE

     On April 21, 2003, the Company issued a press release announcing its earnings for the first quarter ended March 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 9 by reference.

 ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 21, 2003, the Company issued a press release announcing its earnings for the first quarter ended March 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 12 by reference.


                                 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WAUSAU-MOSINEE PAPER CORPORATION


 Date:  April 21, 2003        By:   SCOTT P. DOESCHER
                                    Scott P. Doescher
                                    Senior Vice President-Finance

                           EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
                       DATED APRIL 21, 2003
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. Section 232.102(d))




 99.1  PRESS RELEASE DATED APRIL 21, 2003